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                                                                    Exhibit 10.2

                        AMENDMENT TO NOMINATING AGREEMENT


This Amendment to Nominating Agreement is dated as of July 12, 2005 (this "Amendment") by and between Perrigo Company, a Michigan corporation (the "Buyer") and Moshe Arkin (the "Shareholder").

     WHEREAS the Buyer and Shareholder entered into a Nominating Agreement, dated as of November 14, 2004 (the "Nominating Agreement"), which provided, among other things, that the Buyer agreed to provide Shareholder with the right to designate directors to the Board of Directors of Buyer in the manner and time set forth in the Nominating Agreement; and

     WHEREAS the Buyer and Shareholder wish to amend the Nominating Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.   Amendments.

     (a) Section 2 of the Nominating Agreement is hereby deleted in its entirety and replaced by the following:

     2.  Director Nomination Rights.

         (a) On the Closing Date, the Board shall appoint Shareholder to the Board. The parties acknowledge and agree that the Shareholder shall be appointed to the Board to serve for a term expiring at Buyer's 2007 annual meeting term. Notwithstanding the foregoing, the appointment of Shareholder pursuant to this
Section 2(a), (i) shall be subject to the approval process of Buyer's Nominating & Governance Committee, consistent with Buyer's Corporate Governance Guidelines, and (ii) must have the requisite qualifications as determined in good faith by the Nominating & Governance Committee. Nothing in this Section 2 shall prevent the Board from acting in good faith in accordance with its Corporate Governance Guidelines while giving due consideration to the intent of this Agreement.

         (b) After the Closing Date, Shareholder shall have the right to designate one Independent candidate to the Board, and the Board shall appoint the designated Independent candidate to the Board whenever such Independent candidate is designated by Shareholder. The parties acknowledge and agree that any such Independent candidate shall be appointed to the Board to serve for a term that complies with the requirements for the staggered terms and apportioned classes of Directors set forth in Buyer's By-laws. Notwithstanding the foregoing,

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the appointment of any shareholder designated candidate pursuant to this Section
2(b), (i) shall be subject to the approval process of Buyer's Nominating & Governance Committee, consistent with Buyer's Corporate Governance Guidelines, and (ii) must have the requisite qualifications as determined in good faith by the Nominating & Governance Committee; provided, however, that if for any reason the conditions set forth in clauses (i) and (ii) are not satisfied, Shareholder shall have the right to designate an alternate person or persons to be so nominated. Nothing in this Section 2 shall prevent the Board from acting in good faith in accordance with its Corporate Governance Guidelines while giving due consideration to the intent of this Agreement.

         (c) After the Closing Date, should there exist or occur any vacancy on the Board as a result of death, disability, retirement, resignation, removal or any other reason, including if any current Director shall not be nominated for re-election (other than any vacancy resulting from the death, disability, retirement, resignation or removal of Shareholder or any Shareholder Director), the Board shall appoint one additional Independent candidate designated by Shareholder to the Board to serve for a term of office continuing only until the next election of the class of Directors in which the vacancy occurs. The parties acknowledge and agree that such Independent candidate shall be nominated to the same class as the Director that such Independent candidate is replacing. Notwithstanding the foregoing, the appointment of a Shareholder-designated candidate pursuant to this Section 2(c), (i) shall be subject to the approval process of Buyer's Nominating & Governance Committee, consistent with Buyer's Corporate Governance Guidelines, and (ii) must have the requisite qualifications as determined in good faith by the Nominating & Governance Committee; provided, however, that if for any reason the conditions set forth in clauses (i) and (ii) are not satisfied, Shareholder shall have the right to designate an alternate person or persons to be so nominated. Nothing in this Section 2 shall prevent the Board from acting in good faith in accordance with its Corporate Governance Guidelines while giving due consideration to the intent of this Agreement.

         (d) Following the initial appointments referenced in Sections 2 (a),
(b) and (c) above, Buyer shall nominate for the Board at the next applicable annual meeting of the shareholders of Buyer, any Independent candidates designated by Shareholder pursuant to the terms of this Agreement (each such designated Independent candidate a "SHAREHOLDER DIRECTOR" and collectively, the "SHAREHOLDER DIRECTORS"); provided, however, that Buyer shall only be obligated to nominate any Shareholder Director at the annual meeting at which the term of the class of Directors to which any Shareholder Director belongs has expired and such class of Directors is up for election. In accordance with its Corporate Governance Guidelines, the Board shall submit in writing the name of any Shareholder Director to the Buyer Nominating & Governance Committee for election to the Board. The Company shall use its reasonable best efforts (i) to cause the Buyer Nominating & Governance Committee to include the name of the Shareholder Directors so submitted among its nominees for election to the Board and (ii) to cause the Board to unanimously recommend that the shareholders of Buyer vote in favor of the Shareholder Directors; provided, however, that if for any reason the conditions set forth in clauses (i) and (ii) are not satisfied, Shareholder shall have the right to designate an alternate person or persons to be so nominated. Nothing in this Section 2 shall prevent the Board from acting in good faith in accordance with its Corporate Governance Guidelines while giving due consideration to the intent of this Agreement.

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         (e) Following the initial appointment of Shareholder referenced in
Section 2(a) above, Buyer shall nominate Shareholder at each applicable annual meeting of the shareholders of Buyer to serve on the Board; provided, however, the Buyer shall only be obligated to nominate the Shareholder at each annual meeting at which the term of the class of Directors to which Shareholder belongs has expired and such class of Directors is up for election. In accordance with its Corporate Governance Guidelines, the Board shall submit in writing Shareholder's name to the Buyer Nominating & Governance Committee for election to the Board. The Company shall use its reasonable best efforts (i) to cause the Buyer Nominating & Governance Committee to include the Shareholder so submitted among its nominees for election to the Board and (ii) to cause the Board to unanimously recommend that the shareholders of Buyer to vote in favor of Shareholder. Nothing in this Section 2 shall prevent the Board from acting in good faith in accordance with its Corporate Governance Guidelines while giving due consideration to the intent of this Agreement.

         (f) The Shareholder Directors (but not the Shareholder), will each be invited to serve on at least one committee of the Board while serving as Directors, in accordance with and subject to their respective qualifications. The parties hereto acknowledge and agree that so long as each applicable Shareholder Director (i) submits to the proper approval process with the Nominating & Governance Committee, consistent with Buyer's Corporate Governance Guidelines and (ii) has the requisite qualifications as determined in good faith by the Nominating & Governance Committee, one of the Shareholder Directors will be invited to serve on the Audit Committee of the Board while serving as a Director and one of the Shareholder Directors will be invited to serve on the Compensation Committee of the Board while serving as a Director.

         (g) Subject to Sections 2(d), 2(h), 3, and 5, in the event any Shareholder Director dies, becomes disabled or resigns, retires or is removed from the Board, Shareholder shall have the right to designate a replacement director to fill such vacancy to serve for a term of office continuing only until the next election of the class of Directors in which the vacancy occurs and such replacement director shall be considered a "Shareholder Director" for purposes of this Agreement.

         (h) (i) The rights of Shareholder to designate any Shareholder Director, the right of any Shareholder Director to sit on the Board, and the obligations of the Board and Buyer pursuant to this Section 2 with respect to the Shareholder Directors shall terminate in the event that Shareholder both (A) ceases to Own 9% of the outstanding shares of Buyer common stock and (B) ceases to Own 9,000,000 shares of Buyer common stock.

             (ii) All rights of Shareholder, including without limitation, the right of Shareholder to sit on the Board, and the obligations of the Board and Buyer pursuant to this Section 2, shall terminate in the event Shareholder ceases to Own 5,000,000 shares of Buyer common stock.

2. Effect of Amendments. Except to the extent expressly amended hereby, the Nominating Agreement shall remain in full force and effect in all respects.

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3.   Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the state of New York, without giving effect to any choice of law or conflict of laws, rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York; provided, however, that any matter involving the internal corporate affairs of Buyer shall be governed by the provisions of the jurisdiction of its incorporation.

4. Counterparts. This Amendment may be executed in one or more counterparts (including counterparts executed and delivered by facsimile, which shall be as counterparts executed and delivered manually), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.


     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first written above.


                                        PERRIGO COMPANY


                                        By:    /s/ David T. Gibbons
                                            --------------------------------
                                            Name:  David T. Gibbons
                                            Title: Chairman, President & CEO


                                        MOSHE ARKIN


                                        By:    /s/ Moshe Arkin
                                            --------------------------------